Exhibit 2.2

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is entered into on March 30, 2022 by and among (i) Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), (iii) AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, (iv) PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, and (v) Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”). Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, reference is made to the Business Combination Agreement dated as of September 15, 2021 by and among the Parties (the “BCA”);

WHEREAS, the Parties desire to amend certain provisions of the BCA in accordance with Section 11.12 of the BCA and as set forth herein;

WHEREAS, concurrently with the execution and delivery of this Amendment, the Company, SPAC, PubCo, Sponsor, and the independent directors of SPAC are entering into a Sponsor Forfeiture and Conversion Agreement substantially in the form attached hereto as Exhibit A (the “Sponsor Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, (i) the Sponsor and the independent directors of SPAC have agreed to convert their SPAC Class B Ordinary Shares into SPAC Class A Ordinary Shares at the applicable conversion ratios set forth in the Sponsor Agreement; and (ii) the Sponsor has agreed to surrender and forfeit certain SPAC Warrants, in each case immediately prior to the Initial Closing;

WHEREAS, concurrently with the execution and delivery of this Amendment, SPAC, PubCo, Sponsor and each of the Forward Purchase Investors are entering into that certain Amendment to Deed of Novation and Amendment, respectively, substantially in the form attached hereto as Exhibit B (collectively, the “Amendments to Deed of Novation and Amendment”), pursuant to which (i) the number of PubCo Class A Ordinary Shares to be purchased by each Forward Purchase Investor immediately prior to the Acquisition Effective Time, for the consideration set forth therein, shall be equal to the product of (a) such number of PubCo Class A Ordinary Shares that such Forward Purchase Investor has agreed to purchase under the relevant Amended Forward Purchase Agreement multiplied by (b) the Class A Exchange Ratio; (ii) the lock-up period applicable to such Forward Purchase Investor is to be amended; and (iii) such Forward Purchase Investor shall convert the SPAC Class B Ordinary Shares held by it into SPAC Class A Ordinary Shares on a one-for-one basis immediately prior to the Initial Closing;

WHEREAS, concurrently with the execution and delivery of this Amendment, SPAC, PubCo and each of the PIPE Investors are entering into that certain Amendment to PIPE Subscription Agreement, respectively, substantially in the form attached hereto as Exhibit C (collectively, the “Amendments to PIPE Subscription Agreement”), pursuant to which the number of PubCo Class A Ordinary Shares to be purchased by each PIPE Investor immediately prior to the Acquisition Effective Time, for the consideration set forth therein, shall be equal to the product of (a) such number of PubCo Class A Ordinary Shares that such PIPE Investor has agreed to purchase under the relevant PIPE Subscription Agreement multiplied by (b) the Class A Exchange Ratio;

WHEREAS, concurrently with the execution and delivery of this Amendment, the Company, SPAC, PubCo, Sponsor, and certain other Persons identified therein are entering into an Amendment to the Sponsor Support Agreement substantially in the form attached hereto as Exhibit D (the “Amendment to Sponsor Support Agreement”), pursuant to which the lock-up period applicable to Sponsor is to be amended; and

WHEREAS, concurrently with the execution and delivery of this Amendment, the Company, SPAC, PubCo and certain management shareholders of the Company are entering into an Amendment to the Shareholder Support Agreement substantially in the form attached hereto as Exhibit E (the “Amendment to Management Shareholder Support Agreement”), pursuant to which the lock-up period applicable to the Key Executive is to be amended.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Unless otherwise revised pursuant to this Amendment, all capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the BCA and the rules of interpretation set forth in Section 1.2 of the BCA shall also apply to this Amendment.

2.	Amendments.

(a)	Section 1.1 of the BCA is hereby amended to add the terms “Class B Recapitalization”, “Post-Redemption SPAC Share Number” and “Sponsor Agreement” and delete and replace the terms “Price per Share” and “Transaction Documents” in their entirety as follows:

“Class B Recapitalization” means (a) the forfeiture and conversion of certain SPAC Class B Ordinary Shares by the Sponsor and the independent directors of SPAC; (b) the surrender and forfeiture of certain SPAC Warrants by the Sponsor, in each case of (a) and (b) pursuant to and subject to the terms and conditions of the Sponsor Agreement immediately prior to the Initial Closing; and (c) the conversion of all the SPAC Class B Ordinary Shares held by the Forward Purchase Investors on a one-for-one basis pursuant to and subject to the terms and conditions of the Amendments to the Deed of Novation and Amendment immediately prior to the Initial Closing.

“Post-Redemption SPAC Share Number” means, without duplication, (a) the aggregate number of SPAC Class A Ordinary Shares issued and outstanding as of immediately prior to the Class B Recapitalization, minus (b) the SPAC Shares referred to in Section 2.2(h)(iv) issued and outstanding immediately prior to the Class B Recapitalization, minus (c) the Redeeming SPAC Shares issued and outstanding immediately prior to the Class B Recapitalization, minus (d) the Dissenting SPAC Shares issued and outstanding immediately prior to the Class B Recapitalization.

“Price per Share” means an amount equal to (a) (x) $1,150,000,000 minus (y) $20,520,000, divided by (b) the Fully-Diluted Company Shares.

“Sponsor Agreement” means the Sponsor Forfeiture and Conversion Agreement dated as of March 30, 2022 by and among the Company, SPAC, PubCo, Sponsor, and the independent directors of SPAC, pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Class B Recapitalization relating to the SPAC Class B Ordinary Shares of the Sponsor and the independent directors of SPAC and the SPAC Warrants of the Sponsor shall be effected.

“Transaction Documents” means, collectively, this Agreement, the NDA, the Subscription Agreements, the Amendments to Deed of Novation and Amendment, the Amendments to PIPE Subscription Agreement, the Permitted Equity Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Amendment to Sponsor Support Agreement, the Shareholder Support Agreements, the Amendment to Management Shareholder Support Agreement, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

(b)	Section 2.2(h)(ii) of the BCA is hereby amended and restated in its entirety as follows:

“(ii)        SPAC Ordinary Shares. Immediately following the separation of each SPAC Unit in accordance with Section 2.2(h)(i), each SPAC Class A Ordinary Share (which, for the avoidance of doubt, includes the SPAC Class A Ordinary Shares held as a result of the Unit Separation and the SPAC Class A Ordinary Shares issued in the Class B Recapitalization) issued and outstanding immediately prior to the Initial Merger Effective Time (other than any SPAC Shares referred to in Section 2.2(h)(iv), Redeeming SPAC Shares and Dissenting SPAC Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.5, the number of newly issued PubCo Class A Ordinary Shares equal to the lower of: (A) 1.29; and (B) (1) (x) the Post-Redemption SPAC Share Number, plus (y) 3,000,000, divided by (2) the Post-Redemption SPAC Share Number (the lower of (A) and (B), the “Class A Exchange Ratio”), subject to rounding pursuant to Section 2.5(e). As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to such SPAC Shares, except as expressly provided herein.”

(c)	Section 2.2(h)(iii) of the BCA is hereby amended and restated in its entirety as follows:

“(iii)        Exchange of SPAC Warrants. Each SPAC Warrant (which, for the avoidance of doubt, (x) includes the SPAC Warrants held as a result of the Unit Separation and (y) excludes the SPAC Warrants surrendered and forfeited by the Sponsor in the Class B Recapitalization) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to SPAC Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase such number of PubCo Class A Ordinary Share equal to the Class A Exchange Ratio (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.”

(d)	Section 7.4(a) of the BCA is hereby amended and restated in its entirety as follows:

“(a)        the board of directors of PubCo (i) shall have been reconstituted to consist of five (5) directors, which shall be (A) the SPAC Director and (B) such other Persons as the Company may designate pursuant to a written notice to be delivered to PubCo sufficiently in advance to allow for inclusion of such Persons in the Proxy/Registration Statement and (ii) shall have reconstituted its applicable committees to consist of the directors designated by the Company prior to the Acquisition Closing Date; provided, however, that any such directors designated by the Company in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the Nasdaq listing rules;”

(e)	Miscellaneous.

(i)	Except as expressly amended and/or superseded by this Amendment, the BCA remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the BCA, except as expressly set forth herein. Upon the execution and delivery hereof, the BCA shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the BCA. This Amendment and the BCA shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the BCA. If and to the extent there are any inconsistencies between the BCA and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control.

(ii)	All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the BCA shall refer to the BCA as amended by this Amendment. Notwithstanding the foregoing, references to the date of the BCA (as amended hereby) and references in the BCA to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to September 15, 2021.

(iii)	Section 11.7 (Governing Law), Section 11.8 (Consent to Jurisdiction), Section 11.9 (Headings; Counterparts) and Section 11.11 (Entire Agreement) of the BCA are each hereby incorporated by reference mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SPAC:

Artisan Acquisition Corp.

By:	/s/ Cheng Yin Pan
Name: Cheng Yin Pan
Title: Director

[Signature Page to Amendment to Business Combination Agreement]

MERGER SUB 1:

AAC Merger Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

MERGER SUB 2:

PGL Merger Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

PUBCO:

Prenetics Global Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

[Signature Page to Amendment to Business Combination Agreement]

COMPANY:

Prenetics Group Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: CEO

[Signature Page to Amendment to Business Combination Agreement]

Exhibit A

Form of Sponsor Agreement

Exhibit B

Form of Amendment to Deed of Novation and Amendment

Exhibit C

Form of Amendment to PIPE Subscription Agreement

Exhibit D

Form of Amendment to Sponsor Support Agreement

Exhibit E

Form of Amendment to Management Shareholder Support Agreement